Exhibit 4.1




                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of September __, 1998, by and between Questron Technology, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule A hereto (each a "Seller" and collectively, the "Sellers").


                              PRELIMINARY STATEMENT
                              ---------------------

      WHEREAS, the Company, Sellers and Fortune Industries, Inc., a Texas corporation ("Fortune"), have entered into a Stock Purchase Agreement, dated as of June 12, 1998 and amended as of July 29, 1998, (the "Stock Purchase
Agreement"), pursuant to which Sellers are selling to the Company, and the Company is purchasing from Sellers, all of the issued and outstanding shares of capital stock of Fortune (the "Fortune Shares");

      WHEREAS, as consideration for the Sellers' sale of the Fortune Shares to the Company, the Company shall issue to the Sellers the Initial Questron Common Stock and the Deferred Questron Common Stock (as such terms are defined in the Stock Purchase Agreement), which consist of shares of Questron's common stock, par value $.001 per share (the "Common Stock");

      WHEREAS, Sellers are requiring the Company to enter into this Agreement in connection with the Stock Purchase Agreement and as a condition to the purchase of the Fortune Shares by the Company;

      NOW THEREFORE, in consideration of these premises, and the respective promises and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

      Section 1.1 Certain Definitions. Any capitalized terms not otherwise defined herein shall have the meaning given such terms in the Stock Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

      "Act" means the United States Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

      "Commission" means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Act.


721783.3

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      "Common  Stock"  means the shares of common  stock,  par value  $0.001 per share, of the Company.

      "Convertible Securities" means any option, warrant, share of capital stock or securities of the Company which is convertible into or exchangeable for Common Stock.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.

      "Holders" means each Seller, and any assignee who becomes a party to this Agreement as provided in Section 2.9, in each case in its capacity as a holder of Registrable Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

      "Indemnified Party" has the meaning described in Section 2.4(c) below.

      "Indemnifying Party" has the meaning described in Section 2.4(c) below.

      "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of its Common Stock or Convertible Securities (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

      "Registration Expenses" means all expenses incurred by the Company in complying with Section 2.1, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts on the Registrable Securities, selling commissions on the Registrable Securities, transfer taxes, and the fees and expenses of any selling Holders', which shall be borne by the participating Holders in proportion to the number of Registrable Securities offered by each.

      "Registrable Securities" means each of the following securities: (i) the Shares of the Initial Questron Common Stock and the Deferred Questron Common Stock, and (ii) any other securities issued in exchange for, upon conversion of, as a dividend on or otherwise in respect of any of such securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities are eligible for resale pursuant to Rule 144(k) (or any successor rule or regulation) or in a single transaction pursuant to Rule 144(e) (or any successor rule or regulation) promulgated under the Act, (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Act, (d) such securities shall have ceased to be outstanding or (e) upon any sale, transfer or other disposition in any manner to a person or entity which, by virtue of Section 2.9 hereof, is not entitled to the rights provided by this Agreement.

                                       -2-
721783.3

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                                   ARTICLE 2.

                               REGISTRATION RIGHTS

      Section 2.1 Incidental Registration.
                  -----------------------

      (a) Subject to Section 2.1(c) below, whenever the Company proposes to file a Registration Statement at any time and from time to time hereafter (a
"Registration"), it will, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder or Holders given within 20 days after the Company provides such notice (which request shall state the number of Registrable Securities to be registered and the intended method of distribution of such Registrable Securities), the Company shall, subject to Section 2.1(b) below, cause all Registrable Securities which the Company has been requested by such Holder or Holders to be included in the Registration Statement; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.1 without obligation or liability to any Holder.

      (b) In connection with any registration under this Section 2.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such Registration Statement unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter employed by the Company for the distribution of equity securities it shall determine, in its sole discretion, that the registration of all, or part of, the Registrable Securities which the Holders have requested to be included would interfere with the successful marketing of the proposed public offering, then the Company shall be required to include in the Registration Statement only that number of Registrable Securities, if any, which the managing underwriter believes may be sold without interfering with the successful marketing of the proposed public offering. If the number of Registrable Securities to be included in the Registration Statement in accordance with the foregoing is less than the total number of shares which the holders of Registrable Securities have requested to be included, then the holders of Registrable Securities who have requested registration and other holders of securities of the Company entitled to include them in such Registration Statement shall participate in the underwritten offering pro rata based upon their total ownership of shares of Common Stock of the Company. If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of shares of Common Stock and/or Convertible Securities, as the case may be, of the Company.

      (c) The Company  shall not be required to provide and effect more than two
(2) registrations in the aggregate for all Holders pursuant to Section 2.1(a) above.

      Section 2.2 Registration Procedures.

      (a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall:

          (i) file with the Commission within 90 days a Registration Statement with respect to such Registrable Securities and use its best efforts to cause that Registration Statement to become and remain effective for such period of time (not exceeding three months) as may be necessary to effect the sale or other disposition of all Registrable Securities covered by such Registration

721783.3
                                       -3-

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      Statement or until the Registrable  Securities covered thereby cease to be
      Registrable Securities, whichever is sooner;

          (ii) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in Section 2.2(a)(i) above;

          (iii) furnish to each selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, and such other documents as each selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder; and

          (iv) register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states (including, but not limited to, the securities laws of the State of Texas) as the selling Holder shall reasonably request; provided, however, that (x) the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or execute a general consent to service of process in any jurisdiction and (y) if the Company is offering securities for its own account, it need not register or qualify under the securities or Blue Sky laws of any jurisdiction in which the managing underwriter has no intention of offering or selling securities for the account of the Company (except that the Company will use its best efforts to register or qualify Registrable Securities in such additional jurisdiction as any Holder may request subject to the limitation of this clause (iv) and at such Holder's expense).

      (b) Each selling Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of (i) any request by the Commission for amendments or supplements to a Registration Statement or related prospectus covering any of such selling Holder's Registrable Securities, (ii) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any of such selling Holder's Registrable Securities or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the making of any changes in the Registration Statement covering any of such selling Holder's Registrable Securities so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any related prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) the Company's reasonable determination that a post-effective amendment to a Registration Statement covering any of such selling Holder's Registrable Securities or a supplement to any related prospectus is required under the Act; such selling Holder will forthwith discontinue disposition of such Registrable Securities until it is advised in writing by the Company that the use of the applicable prospectus (as amended or supplemented, as the case may be) and disposition of the Registrable Securities covered thereby pursuant thereto may be resumed provided, however,
(x) that such selling Holder shall not resume its disposition of Registrable Securities pursuant to such Registration Statement or related prospectus unless it has received notice from the Company that such Registration Statement or amendment has become effective under the Act and has received a copy or copies of the related prospectus (as then amended or

721783.3
                                       -4-

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supplemented,  as the case may be) unless the  Registrable  Securities  are then listed on a national securities exchange and the Company has advised such selling Holder that the Company has delivered copies of the related prospectus, as then amended or supplemented, in transactions effected upon such exchange, subject to any subsequent receipt by such selling Holder from the Company of notice of any of the events contemplated by Stock clauses (i) through (v) of this paragraph, and, (y) if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

      Section 2.3 Allocation of Expenses. The Company will pay all Registration Expenses of all Registrations under this Agreement.

      Section 2.4 Indemnification.
                  ---------------

      (a) In the event of any registration of any of the Registrable Securities under the Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Securities, and each other person, if any, who controls such seller within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, subject to Section 2.4(c) below, the Company will reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by such seller or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in conformity with information furnished to the Company, in writing, by or on behalf of such seller or controlling person for use in the preparation thereof or inclusion therein.

      The indemnity provisions in this Section 2.4(a) are subject to the condition that, insofar as they related to any untrue statement or omission made in a preliminary prospectus or prospectus but eliminated or remedied in a final prospectus or an amended or supplemented prospectus on file with the Commission at the time the Registration Statement becomes effective or any amended or supplemented prospectus filed with the Commission pursuant to Rule 424 or any successor provision under the Act (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any selling Holder of Registrable Securities (x) if such selling Holder is not selling Registrable Securities through an underwriter, if the Company has previously delivered copies of such Final Prospectus to such selling Holder of Registrable Securities or, if Registrable Securities are then listed on a national securities exchange, if the Company has previously delivered copies of such Final Prospectus to such national securities exchange in accordance with Rule 153 or any successor rule under the Act, or (y) if such selling Holder is selling Registrable Securities through an underwriter or underwriters, the Company has previously delivered copies of such Final Prospectus to such underwriter or underwriters.

721783.3
                                       -5-

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      (b) In the event of any registration of any of the Registrable  Securities under the Act pursuant to this Agreement, each seller of Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each person, if any, who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of or inclusion in such Registration Statement, prospectus, amendment or supplement; and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. This indemnity shall remain in full force and effect for the applicable statute of limitation period regardless of any investigation made by or on behalf of the Company or such controlling person and shall survive the transfer of shares.

      (c) Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any loss, claim, action, damage or liability as to which indemnity may be sought, and shall permit the Indemnified Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnified Party of its obligations under this Section 2.4, except to the extent that such failure to give notice prejudices the Indemnifying Party or such Indemnifying Party is damaged by such delay. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense (but in no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel for the Indemnified Party or Parties) if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

      (d) If the  indemnification  provided  for in this  Section 2.4 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein or contribution is required under the Act in circumstances for which indemnification is provided under this Section 2, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such

721783.3
                                       -6-

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Indemnified Party as a result of such loss, liability, claim, damage, or expense
(i) in such proportion as is in appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other but also the relative fault of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no Holder will be required to contribute any amount in excess of the gross proceeds of all Registrable Securities sold by it pursuant to such Registration Statement, and
(B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

      (e) The obligations under this Section 2.4 shall survive the completion of any offering of Registrable Securities in a Registration Statement.

      Section 2.5 Indemnification with Respect to Underwritten Offering. (a) In the event that Registrable Securities are sold pursuant to a Registration
Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

      (b) No Holder may participate in any underwritten registration pursuant to
Section 2 hereunder unless such Holder (i) agrees to sell the Registrable Securities which it proposes to sell in such underwritten registration on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, reasonable and customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and provides such other information and documentation as the Company or the underwriters may reasonably request in connection with such underwritten registration.

      Section 2.6 Information by Holder. Each holder of Registrable Securities included in any Registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 2.

      Section 2.7 "Stand-Off" Agreement. Each Holder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, that all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company

721783.3
                                       -7-
may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of the stand-off period.

      Section 2.8 Termination. All of the Company's obligations to register Registrable Securities under this Agreement pursuant to Sections 2 hereof shall terminate on the earlier of (x) when there are no Registrable Securities as defined herein and (y) five years from the date hereof.

      Section 2.9 Transfer of Rights.

      (a) The rights and obligations of Sellers under this Agreement may be transferred by Sellers to another person or entity that is then a Holder of the Company, to any affiliate of the Company or to any person or entity acquiring at least 5,000 Registrable Securities (as adjusted for stock splits, stock dividends, recapitalization or similar events).

      (b) Any transferee (other than a Holder who is already a party to an agreement in form and substance similar to this Agreement) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee identifies itself, gives the Company notice of the transfer of such rights, indicates the Registrable Securities owned by it and agrees to be bound by the obligations imposed upon Sellers under this Agreement.

      (c) A transferee to whom rights are  transferred  pursuant to this Section
2.9 may not again transfer such rights to any other person or entity, other than as provided in this Section 2.9.

                                   ARTICLE 3.

                                  MISCELLANEOUS

      Section  3.1  Notices.  All  notices,  demands,   instructions  and  other
communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

               If to Sellers, to it at:

               [To Come]     c/o Fortune Industries, Inc.
                             3408 South Jones
                             Fort Worth, Texas 76110

                                   Facsimile No. (817)926-1074

               with a copy to:

                             Ramsey & Dismuke, P.C.
                             2005 E. Lamar Blvd.
                             Suite 100
                             Arlington, Texas 76006

                                   Facsimile No. (817) 265-7264

                                       -8-
721783.3

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               If to the Company, to it at:

                             Questron Technology
                             6400 Congress Avenue, Suite 200A
                             Boca Raton, FL  33487

                                   Facsimile No. (561) 241-2866

               with a copy to:

                             Battle Fowler LLP
                             75 East 55th Street
                             New York, New York  10022
                             Attention:  Luke P. Iovine, III, Esq.

                                   Facsimile No. 212-856-7816

      Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by facsimile transmission, (ii) two days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.

      Section 3.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

      Section 3.3 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

      Section 3.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

      Section 3.5 Governing Law. This Agreement shall be deemed to have been made in the State of New York and the validity of this Agreement, the construction, interpretation and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

      Section 3.6 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.


721783.3
                                       -9-

      Section 3.7 Arbitration. Any dispute or controversy arising under, out of, in connection with, or in relation to this Agreement shall be determined and settled by arbitration in New York by a panel of three members in accordance with the commercial rules of the American Arbitration Association. Any award rendered therein shall be final and binding upon the parties and their legal representatives and judgment may be entered in any court having jurisdiction thereof.

      Section 3.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 51% of the Registrable Securities; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Securities (but not less than 51% of such shares) only in a manner which affects all Registrable Securities in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.


721783.3
                                      -10-

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  QUESTRON TECHNOLOGY, INC.



                                  By: /s/ Dominic A. Polimeni
                                      -------------------------------------
                                      Name:    Dominic A. Polimeni
                                     Title:   Chairman, President and Chief
                                                  Executive Officer


                                  /s/ Kyle G. Crowley
                                  ------------------------------
                                  KYLE G. CROWLEY


                                  /s/ Richard E. Burkhardt
                                  ------------------------------
                                  RICHARD E. BURKHARDT


                                  /s/ Kendall P. Craig
                                  ------------------------------
                                  KENDALL P. CRAIG


                                  /s/ Doc. H. Lankford
                                  ------------------------------
                                  DOC. H. LANKFORD


                                  /s/ Malcolm Tallmon
                                  ------------------------------
                                  MALCOLM TALLMON



721783.3
                                      -11-

                                   Schedule A


KYLE G. CROWLEY
RICHARD E. BURKHARDT
KENDALL P. CRAIG
DOC. H. LANKFORD
MALCOLM TALLMON



721783.3
                                      -12-